AUDIT COMMITTEE CHARTER

Purpose

To assist the board of directors in fulfilling its oversight responsibilities for the financial reporting process, the system of internal control, the audit process, and the company's process for monitoring compliance with laws and regulations and the code of conduct.

Authority

The audit committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. It is empowered to:

    Appoint, compensate, and oversee the work of any registered public accounting firm employed by the organization;

    Resolve any disagreements between management and the auditor regarding financial reporting;

    Pre-approve all auditing and non-audit services;

    Retain independent counsel, accountants, or others to advise the committee or assist in the conduct of an investigation;

    Seek any information it requires from employees-all of whom are directed to cooperate with the committee's requests-or external parties; and

    Meet with company officers, external auditors, or outside counsel, as necessary.

Composition

The audit committee will consist of at least three and no more than six members of the board of directors. The board or its nominating committee will appoint committee members and the committee chair.

Each committee member will be both independent and financially literate. At least one member shall be designated as the "financial expert," as defined by applicable legislation and regulation.

Meetings

The committee will meet at least four times a year, with authority to convene additional meetings, as circumstances require. All committee members are expected to attend each meeting, in person or via tele- or video-conference. The committee will invite members of management, auditors or others to attend meetings and provide pertinent information, as necessary. It will hold private meetings with auditors (see below) and executive sessions. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes will be prepared.

Responsibilities

The committee will carry out the following responsibilities:

Financial Statements

    Review significant accounting and reporting issues, including complex or unusual transactions and highly judgmental areas, and recent professional and regulatory pronouncements, and understand their impact on the financial statements;

    Review with management and the external auditors the results of the audit, including any difficulties encountered;

    Review the annual financial statements, and consider whether they are complete, consistent with information known to committee members, and reflect appropriate accounting principles;

    Review other sections of the annual report and related regulatory filings before release and consider the accuracy and completeness of the information;

    Review with management and the external auditors all matters required to be communicated to the committee under generally accepted auditing standards;

    Understand how management develops interim financial information, and the nature and extent of internal and external auditor involvement; and

    Review interim financial reports with management and the external auditors before filing with regulators, and consider whether they are complete and consistent with the information known to committee members.

Internal Control

    Consider the effectiveness of the company's internal control system, including information technology security and control, and

    Understand the scope of external auditors' review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management's responses.

External Audit

    Review the external auditors' proposed audit scope and approach, including coordination of audit effort with internal audit;

    Review the performance of the external auditors, and exercise final approval on the appointment or discharge of the auditors;

    Review and confirm the independence of the external auditors by obtaining statements from the auditors on relationships between the auditors and the company, including non-audit services, and discussing the relationships with the auditors; and

    On a regular basis, meet separately with the external auditors to discuss any matters that the committee or auditors believe should be discussed privately.

Compliance

    Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) of any instances of noncompliance;

    Review the findings of any examinations by regulatory agencies, and any auditor observations;

    Review the process for communicating the code of conduct to company personnel, and for monitoring compliance therewith; and

    Obtain regular updates from management and company legal counsel regarding compliance matters.

Reporting Responsibilities

    Regularly report to the board of directors about committee activities, issues, and related recommendations;

    Provide an open avenue of communication between the external auditors and the board of directors;

    Report annually to the shareholders, describing the committee's composition, responsibilities and how they were discharged, and any other information required by rule, including approval of non-audit services; and

    Review any other reports the company issues that relate to committee responsibilities.

Other Responsibilities

    Perform other activities related to this charter as requested by the board of directors;

    Institute and oversee special investigations as needed;

    Review and assess the adequacy of the committee charter annually, requesting board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulation.

    Confirm annually that all responsibilities outlined in this charter have been carried out; and

    Evaluate the committee's and individual members' performance on a regular basis.